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                                                                  [EXHIBIT 10.3]


                  LEASE AGREEMENT FOR MANUFACTURING FACILITIES


This Agreement made and entered into by and between


[Fresenius Aktiengesellschaft]


[Fresenius Immobilien-Verwaltungs-GmbH & Co. Objekt St. Wendel
KG]


[Fresenius Immobilien-Verwaltungs-GmbH & Co. Objekt
Schweinfurt KG]


Borkenberg 14,
61440 Oberursel



                                                                  - Landlord -


and


Fresenius Medical Care Dialysetechnik GmbH, Bad Homburg v.d.H.,

Borkenberg 14,
61440 Oberursel


                                                                  - Tenant -


witnesseth:





Article 1 - Leased Buildings


1.        This lease relates to the manufacturing facilities (the
          "Leased Space") as described in Exhibit A.

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          The address of the Leased Space is [Ober-Erlenbach,
          Steinmuhlweg 24] [St. Wendel, Frankfurter Strasse 6-8]
          [Schweinfurt, Hafenstrasse 9]


          The Leased Space is outlined in the layout plan attached hereto as Exhibit B.


2. This lease includes all fixtures which is part of the Leased Space by virtue of law and which is available at the commencement of the lease.


3. The keys shall be delivered to the Tenant, for the term of the lease, when the Tenant moves in.


          The Tenant shall acknowledge in writing receipt of the keys and the proper condition of the Leased Space.


4. The Landlord warrants that the Leased Space (i) meets the general technical requirements which may apply to the purpose of the lease and (ii) complies with all statutory provisions and/or all directives of authorities, further that there are no material defects affecting the Leased Space or its intended use by the Tenant. The Landlord shall, at its own cost and expense, fulfill any conditions imposed by authorities or by statutory provisions as of the effective date of this Lease Agreement; any future modifications relating to its operations in the leased premises are to be made at the Tenant's cost and expense.


          The Leased Space may not be used for purposes other than the purposes permitted according to the regulations of authorities applicable from time to time.





Article 2 - Term and Termination





1. The lease relationship shall become effective on the Closing of the Plan and Reorganization Agreement (the "Agreement"). Notwithstanding
          Article 3 of this Lease Agreement, from the Closing through December 31, 1996, the Tenant shall be entitled to use the Leased Space free of any rent; the incidental expenses according to Article 4
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          of this Lease Agreement have to be borne by the Tenant on
          a pro rata basis.

          This Lease Agreement shall terminate on December 31, 2006.


2. The Tenant shall be entitled to exercise two (2) options of a period of ten (10) years each, provided that he exercises the respective rights simultaneously with regard to all three (3) contracts listed in Exhibit C. The options must be exercised in writing and not later than on December 31, 2004 with regard to the first option and not later than on December 31, 2014 with regard to the second option. [If the Tenant does not exercise any of the aforementioned options, the Landlord shall be entitled to a lump sum compensation in an amount equal to the rent for twelve (12) months on the basis of the rent for the month directly preceding the end of the lease contract, plus VAT.]

3. In the event of termination of this Lease Agreement before the agreed date for which termination the Tenant is responsible, the Tenant shall be liable for any and all damage caused thereby, in particular, but not limited to, loss of rent, incidental expenses and other charges relating to the period for which the lease has been entered into. The same shall apply vice versa should the Landlord be responsible for the termination.

Article 3 - Rent and Advances on Incidental Expenses



1. The yearly rent shall be DM *)________ (_____________ German Marks) plus the legal VAT applicable from time to time. The yearly rent has to be paid in twelve equal instalments.


2. As advance on incidental expenses (Article 4), an amount of


          DM
            -------------------------
- -------------------
   *) Ober-Erlenbach: DM 1,375,000.00
   St. Wendel:        DM 8,900,000.00
   Schweinfurt:       DM 3,175,000.00
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          plus legal VAT is currently payable each month in addition to and together with the rent.


Article 4 - Incidental Expenses


1. The Landlord shall be entitled to charge all operating costs within the meaning of Appendix 3 to Section 27 para. 1 of the "Zweite Berechnungsverordnung" [Second
          Computation Ordinance] to the Tenant. This Appendix 3 is attached hereto as Exhibit D.


2. The Tenant shall directly settle accounts for these incidental expenses with the individual recipients if and to the extent that this is possible . This applies, in particular, without limitation, to the costs for:


          - heating including maintenance costs
          - chimney cleaning
          - hot water, water consumption
          - waste water and use of the sewerage system
          - garbage disposal
          - electricity consumption
          - gas consumption.


3. If and to the extent that the incidental expenses are not directly settled by the Tenant, they shall be apportioned by the Landlord in the proportion which the Leased Space bears to the total space to which the respective operating costs relate. This will apply, in particular, to fire insurance and ground tax.


4. The Landlord shall prepare statements of account for the operating costs on an "as needed" basis, but at least once each year. In the event of termination of this Lease Agreement during an accounting period, the operating costs shall be apportioned in the statement of account next due in the proportion which the lease period bears to the accounting period. Additional claims resulting from a statement of account shall be settled with the rent payment next due. In case of termination of this Lease Agreement, the Landlord has to repay any excess - if any - of the advance without delay.


5. The Landlord shall be entitled to reasonably reassess the advance on the incidental expenses from time to time, if he can demonstrate changes of the cost.

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Article 5 - Manner of Payment


1. The rent and the advances on the incidental expenses shall be payable in advance for each month no later than on the third working day of each month. The rent shall be remitted at no cost to the Landlord's account no.
           with Bank                      bank   code


2. The receipt of the amount and/or the credit entry on the Landlord's account shall be decisive for timely payment.


3. If and when the Tenant is in arrears with any payment, the Tenant shall owe dunning costs, if any and default interest at a rate of four percent (4%) above the discount rate of the Deutsche Bundesbank, but no less than an amount equal to six percent (6%) of the respective amount in arrears. The right to assert further damage claims shall remain unaffected.


Article 6 - Escalator Clause


In the event that the cost of living index for households consisting of 4 persons (employees with average income) determined by the Federal Statistical Office on the federal average (basis: 1991 = 100) increases or decreases in relation to its state as of December 1996, the rent shall be changed in the same proportion.


An adjustment shall, in each case, be made as of January 01 of a year in accordance with the state of the index in December of the preceding year.


The calculation shall be made on the basis of the following formula:


           former rent x new index (December in each case) new rent =---------------------------------------------------------
                          index December 1996


The Landlord shall be responsible for obtaining the authorization of the respective "Landeszentralbank" which is required for the validity of this escalator clause.


Article 7 - Maintenance and Repair, Improvements
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The Landlord shall bear the costs of maintenance and repair of the outer walls and the roof of the building. Insofar, the Landlord shall hold the roof and the outer walls in good repair and condition. Furthermore, the Landlord shall be responsible for and shall repair all structural defects of the building as well as plumbing, electricity, HVAC and the like.


The Tenant shall be responsible for all other mechanical problems. As well, the Tenant shall bear the costs of maintenance and repair and interior decorative repairs of the leased building.


Tenant can make improvements with Landlord's consent which shall not be unreasonably withheld and at the end of the lease Tenant has the option to leave or remove if Tenant repairs resulting damage.


Article 8 - Setoff, Reduction of Rent


The Tenant may offset a claim against the rent or the incidental expenses, or exercise a right of retention, only if the counterclaim is uncontested or has become res judicata.


The Tenant may reduce the rent payments because of a defect of the Leased Space or its use only if and when he notifies the Landlord in writing of its intention to reduce the rent one (1) month before the first rent payment to be reduced is due and payable and the Tenant is not in arrears with any payments.


Article 9 - Subleasing


The Landlord's consent shall be required for any subleasing or other permission to use the Leased Space granted to third parties.


Such consent to subleasing may not be unreasonably withheld. The Tenant shall be liable for any and all acts or omissions of the sublessee. The Tenant, here and now, assigns to the Landlord the Tenant's receivables from the sublessee, including the lien, for security purposes, however, the Tenant remains entitled to collect such rent.


Article 10 - Advertising Measures

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Subject to the Landlord's consent, the Tenant shall be entitled to install advertising signs at the places designated by the Landlord. The Tenant shall be responsible for obtaining permissions from authorities, if any. The consent may be withheld only if it is to be feared that the building will be disfigured or damaged as a result of the advertising measure.



Article 11 - Entry of Leased Space by Landlord


The Landlord or its designees shall be entitled to enter the Leased Space during business hours in order to check the state and condition after timely advance notice. If and when the Landlord intends to sell the real property or notice of termination of this Agreement has been given, the Landlord or its designees may inspect the Leased Space together with the potential purchaser or tenant after timely advance notice.


Article 12 - Security, Landlord's Lien


1. The Tenant shall pay an amount of DM *)_____________ (__________________ German Marks) as security for any and all payment obligations hereunder including costs of legal remedies and vacation. The Landlord has to arrange for the best possible interest on the security, to which the Tenant is entitled. This security may be provided also in the form of an irrevocable, directly enforceable, unconditional guaranty, unlimited in time, of a major German bank. Payment by the guarantor shall be made upon first request of the Landlord.


          The Tenant shall be released from the aforementioned obligation as long as Fresenius Aktiengesellschaft or one of its affiliates is owner of the property.


2. The guaranty as security will be returned only, but then without undue delay, after fulfillment of all obligations of the Tenant, in particular, but not limited to, the obligation to pay rent, incidental expenses and repair
- --------
   *) Ober-Erlenbach: DM   343,750.00
   St. Wendel:        DM 2,225,000.00
   Schweinfurt:       DM   793,750.00
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          costs and after vacation of the leased premises and
          repossession thereof by the Landlord.


          The guaranty will expire six (6) months after termination or expiration of this Lease Agreement if the Landlord has not used the guaranty by such point in time. The Landlord shall, however, be obligated to determine any claims under the guaranty and notify the Tenant thereof without delay.


3. The Tenant knows that the Landlord has a statutory lien on the Tenant's property which the Tenant brought into the leased premises, and that the Tenant shall not be entitled to remove this property without the Landlord's consent, except in the ordinary course of business. The ordinary course includes disposal of obsolete or replaced equipment.


Article 13 - Termination or Expiration of the Term of this Lease
Agreement


Upon termination or expiration of the term of this Lease Agreement, the Tenant shall return to the Landlord the leased building cleaned, together with all keys, including those obtained by the Tenant, without the Tenant having any claim for compensation by the Landlord. Tenant is obliged to repair damages if caused by him, ordinary wear and tear excepted.


In the event that, during the term of the lease, work for which the Tenant is responsible hereunder has not been executed, the Landlord may, at its choice, upon termination or expiration of the term of this Lease Agreement, cause such work to be executed at the Tenant's cost and expense, or claim payment of the estimated costs of such work by the Tenant.


Article 14 - Insurances and Duty to ensure Safety
(Verkehrssicherungspflicht)


1. To the extent permitted by law, the Tenant shall have the duty to make the Leased Space and the surroundings, if any, safe for persons and vehicles (Verkehrssicherungspflicht).


2. The Tenant shall be obligated, at its cost and expense, to contract and maintain

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         -          a liability insurance [Betriebshaftpflichtver-
                    sicherung]


         -          fire insurance


         -          business interruption insurance


          to cover damage to the leased building.


2. The Tenant shall be responsible for insurance coverage for the risk resulting from the business operation.





Article 15 - Miscellaneous



1. No agreements other than those contained herein have been made. Modifications of and supplements to this Agreement shall be valid only if in writing.

2. If any provision of this Agreement or of supplementary agreements is or will be invalid, this shall not affect the validity of the remaining provisions hereof and thereof. The parties undertake to replace the invalid provision by a legally effective provision with the same purpose.

3.        This Lease Agreement shall be governed by German law.
          Exclusive place of jurisdiction is Bad Homburg v.d.H.


IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year hereinafter written.



[Place], [Date]
               -----------




- --------------------------                  ----------------------
[Landlord]                                  [Tenant]
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                  PREEMPTIVE RIGHT IN LIMITED PARTNER'S SHARES


Fresenius AG is the owner of the entire limited-liability partnership capital in Fresenius Immobilien-Verwaltungs- GmbH & Co Objekt St. Wendel KG [Objekt Schweinfurt KG]. Fresenius AG hereby grants Fresenius Medical Care AG a preemptive right for each case of a sale with respect to the limited partner's share, whether this share is sold in portions or in its entirety.


The right of Fresenius AG to amend the limited partnership agreement will not be affected by said preemptive right except insofar as such an amendment would adversely affect the rights of Tenant.
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                               RIGHT OF PREEMPTION
                          WITH RESPECT TO REAL PROPERTY


[Notarial preamble, land record description etc.]


The owner of the real property (Grantor of Preemptive Right) hereby grants Fresenius Medical Care Aktiengesellschaft (Preemptor) a right of preemption in rem for any sale of the aforementioned real property. This right of preemption will, however, not exist in cases where a sale occurs between the owner of the real property and companies affiliated with the owner of the real property - in any direction whatsoever within the meaning of Section 15 AktG [German Corporation Law]; in addition, the right of preemption may not be exercised if and when the owner of the real property or an affiliated company of the owner of the real property within the meaning of Section 15 AktG transfers the real property to a third company and a right of purchase is granted simultaneously in favor of Fresenius Aktiengesellschaft or an affiliated company of Fresenius Aktiengesellschaft within the meaning of Section 15 AktG.